SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):                                                                                          December 22, 2004

                                            HEMAGEN DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11700	04-2869857
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

                                                  9033 Red Branch Road, Columbia, Maryland 21045
(Address of principal executive offices) (Zip Code)

                                                                                      (410) 740-3198
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

         On December 22, 2004, Hemagen Diagnostics, Inc. (the “Registrant”) completed an exchange offer (the “Exchange Offer”) for $6,090,000 in principal amount of 8% Senior Subordinated Secured Convertible Notes due in April 2005 (the “Old Notes”). Those tendering in the Exchange Offer received a total of 5,079,438 shares of the Registrant’s common stock and a total of $4,033,225 principal amount of a new series of 8% Senior Secured Convertible Notes due September 30, 2009 (the “New Notes”). The common stock issued will be restricted from trading until after September 30, 2005. The exchange offer expired on Tuesday December 21, 2004, at midnight, New York City time, and 99.6% of the principal amounts of the Old Notes were tendered for exchange as a result of not being able to locate one holder of $25,000 of Old Notes. The Registrant waived the condition that 100% of the Old Notes be tendered. The effective date of the Exchange Offer was September 30, 2004.

        See Item 2.03 below for a brief description of the terms of the New Notes.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        On December 22, 2004, the Registrant completed the Exchange Offer of Old Notes for New Notes and common stock of the Registrant. Below is a brief description of the terms of the New Notes:

General

        The New Notes were issued in an aggregate principal amount of $4,033,225 and will mature on September 30, 2009. The New Notes will bear interest at the rate of 8% per year from September 30, 2004, or from the most recent date to which interest has been paid or provided for, payable quarterly in arrears on March 31, June 30, September 30 and December 31, to the persons in whose names the New Notes are registered at the close of business on the next preceding March 15, June 15, September 15 and December 15, respectively.

        The New Notes will not be entitled to the benefits of any sinking fund.

Security

        The Registrant's obligation to redeem the New Notes will be secured by a security interest in assets valued at approximately $5,800,000 in book value. This book value amount is stated net of approximately $7,000,000 of fully depreciated equipment that is currently in use in the Registrant's business. No appraisal has been done of the fair market value of these assets. These assets, in general, consist of inventories, accounts receivable, property and equipment. This security interest shall be subordinated to $3,000,000 of the Registrant's assets which may be used to secure a credit facility, which represents an increase over the $1,000,000 subordination allowed under the Old Notes, and that to date, has not been used. This security shall also be subordinated to any real estate financing the Registrant may incur in the future for the purchase of a corporate facility which the Registrant is considering purchasing provided that the annual mortgage payments are less than the combined rent expenses that the Registrant is currently paying for its leased facilities.

Convertible Feature

        The New Notes are convertible at the option of the holder, in whole or in part, at any time beginning September 30, 2005 and prior to maturity, unless previously converted, into shares of Common Stock at an initial conversion price of $0.75 per share. Therefore, each $1.00 of principal of the New Notes is convertible into 1.333 shares of Common Stock

        The Registrant can require the conversion of the New Notes into Common Stock, at any time beginning on September 30, 2005, if the Registrant's Common Stock trades, as reported on the NASDAQ OTC Bulletin Board or other market on which its Common Stock is then traded, at or above $1.25 per share for 20 consecutive trading days.

Optional Redemption

        The Registrant may redeem the New Notes, at its option, at any time after September 30, 2005, in whole, or from time to time in part, prior to maturity at a redemption price equal to the principal amount plus accrued and unpaid interest.

Certain Covenants

        The New Notes contain, among others, the following covenants:

o	The Registrant will not pay any dividend or distribution on, or purchase, redeem or otherwise acquire, any of its equity securities;

o	The Registrant will not, without the consent of the holders of a majority of the New Notes, engage in a transaction with a related party;

o	The Registrant will not incur any liens on its property except for permitted liens;

o	The Registrant will be limited as to the amount of indebtedness the Registrant can incur;

o	The Registrant will maintain the collateral that secures its obligations under the New Notes;

o	The Registrant will pay all taxes due, except for taxes and assessments that the Registrant is contesting in good faith;

o	The Registrant will conduct its operations in the ordinary course while the New Notes are outstanding;

o	The Registrant will not dispose of assets except for cash at fair market value or in transactions involving assets of less than $100,000; and

o	The Registrant will use certain net proceeds from option and warrant exercises, asset sales and the sale of certain of its subsidiaries to reduce the aggregate principal amount of the New Notes.

Events of Default

        The following events constitute events of default with respect to the New Notes:

o	default for seven days after notice in payment of principal or interest upon any New Note;

o	default in performance, or breach, of any other covenant or for seven days, after notice;

o	specified events of the Registrant's bankruptcy or insolvency; or

o	the acceleration of the maturity of any of the Registrant's indebtedness.

        Upon an event of default specified in the first, second or fourth bullet point above, and at any time during the continuation thereof, the holders can accelerate the indebtedness evidenced by the New Notes. Upon an event of default specified in the third paragraph above, the indebtedness evidenced by the New automatically becomes due and payable immediately.

Item 3.02 – Unregistered Sale of Equity Securities

        The information provided above under Item 1.01 is incorporated in this Item 3.02 by reference.

        Effective December 22, 2004, the Registrant issued 5,079,438 shares of the Registrant’s common stock and $4,033,225 principal amount of New Notes. The New Notes are convertible into common stock of the Registrant as provided above under Item 2.03—Convertible Feature.

        The issuance of the New Notes and the common stock of the Registrant in the Exchange Offer was exempt from the registration provisions of the Securities Act of 1933 by virtue of the exemption provided in Section 3(a)(9) of such Act.

Item 9.01 – Financial Statements and Exhibits

      (c)      Exhibits

             Exhibit No.           Description

                     99                   Press release, dated December 22, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 29, 2004	HEMAGEN DIAGNOSTICS, INC. By: /s/ Deborah F. Ricci —————————————— Deborah F. Ricci Chief Financial Officer